EXHIBIT 11.1

Exhibit 11.1  Computations of Basic Loss Per Share.

                                 TRIMERIS, INC.
               STATEMENTS RE: COMPUTATIONS OF BASIC LOSS PER SHARE
                      (in thousands except per share data)

                                         Three Months                 Nine Months
                                      Ended September 30,          Ended September 30,
                                      -------------------          -------------------
                                      1998           1999           1998       1999
                                      ----           ----           ----       ----

Common shares outstanding
   (weighted average) (1)             10,562          13,678       10,539      11,967

Common stock equivalents
   (using the treasury stock method):
   stock options and awards
   (weighted average) pursuant
   to Staff Accounting Bulletin
   No. 83 (2)                            100             100          100         100
                                    --------       ---------    ---------   ---------

Total weighted average shares         10,662          13,778       10,639      12,067
                                    ========       =========    =========   =========

Basic net income (loss)             $ (4,680)      $   4,387    $ (12,977)  $  (7,310)
                                    ========       =========    =========   =========

Basic net income (loss) per share   $  (0.44)      $    0.32    $   (1.22)  $   (0.61)
                                    =========      =========    ==========  ==========

(1) Assumes the retroactive conversion of the preferred stock into shares of common stock which occurred upon the completion of the Company's initial public offering in October, 1997, for all periods presented.

(2) Includes all options and awards issued during the twelve-month period prior to the initial filing of the registration statement relating to the Company's initial public offering, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83.

                                 TRIMERIS, INC.
              STATEMENTS RE: COMPUTATIONS OF DILUTED LOSS PER SHARE
                      (in thousands except per share data)


                                          Three Months                Nine Months
                                       Ended September 30,         Ended September 30,
                                       -------------------         -------------------
                                      1998           1999           1998       1999
                                      ----           ----           ----       ----
Common shares outstanding
   (weighted average) (1)             10,562          13,678       10,539      11,967

Common stock equivalents
   (using the treasury stock
   method): Stock options and
   awards (weighted average)
   pursuant to Staff Accounting
   Bulletin No. 83 (2)                   100             892          100         100
                                    --------       ---------    ---------   ---------

Total weighted average shares         10,662          14,570       10,639      12,067
                                    ========       =========    =========   =========

Diluted net income (loss)           $ (4,680)      $   4,387    $ (12,977)  $  (7,310)
                                    ========       =========    =========   =========

Diluted net income (loss) per share $  (0.44)      $    0.30    $   (1.22)  $   (0.61)
                                    =========      =========    ==========  ==========

(3) Assumes the retroactive conversion of the preferred stock into shares of common stock which occurred upon the completion of the Company's initial public offering in October, 1997, for all periods presented.

(4) Includes all options and awards issued during the twelve-month period prior to the initial filing of the registration statement relating to the Company's initial public offering, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83.